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EXHIBIT 23.1

             Consent of Independent Certified Public Accountants


KPMG Peat Marwick LLP Letterhead
345 Park Avenue
New York, NY  10154



The Board of Directors
Astoria Financial Corporation as acquiror of Long Island Bancorp, Inc.

We consent to incorporation by reference in the Current Report Amendment No. 1 on Form 8-K/A of Astoria Financial Corporation of our report dated October 21, 1997, related to the consolidated statements of financial condition of Long Island Bancorp, Inc. and Subsidiary as of September 30, 1997 and 1996, and the related consolidated statements of operations, changes in stockholders' equity, and cash flows for each of the years in the three-year period ended September 30, 1997, which report is included in the Annual Report to Stockholders of Long Island Bancorp, Inc. for the year 1997, which report has been incorporated by reference in the September 30, 1997 Annual Report on Form 10-K of Long Island Bancorp, Inc.



/s/ KPMG PEAT MARWICK LLP

New York, New York
December 10, 1998





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